    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1999

                                                      REGISTRATION NO. 333-84789
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 PRE-EFFECTIVE

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             MARKETWATCH.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     7375                                    94-3315360
     (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NO.)

                               825 BATTERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 733-0500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               J. PETER BARDWICK
                            CHIEF FINANCIAL OFFICER
                             MARKETWATCH.COM, INC.
                               825 BATTERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 733-0500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            JEFFREY R. VETTER, ESQ.
                             SAYRE E. STEVICK, ESQ.
                          CYNTHIA E. GARABEDIAN, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
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                                                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                                  OFFERING PRICE        AGGREGATE          AMOUNT OF
           TITLE OF EACH CLASS OF               AMOUNT TO BE            PER             OFFERING         REGISTRATION
       OF SECURITIES TO BE REGISTERED            REGISTERED          SHARE(1)           PRICE(1)            FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share......      1,589,138           $28.91           $45,941,980          $12,772
------------------------------------------------------------------------------------------------------------------------
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

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Registrant's common stock on the Nasdaq National Market on August 4, 1999.

(2) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                             MARKETWATCH.COM, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             PRO FORMA
                                                                      ------------------------
                                            MARKETWATCH   BIGCHARTS   ADJUSTMENTS     COMBINED
                                            -----------   ---------   -----------     --------
Revenues..................................   $  7,027      $2,059      $     --       $  9,086
Cost of revenues..........................      2,837         108         1,000(a)       3,945
                                             --------      ------      --------       --------
Gross profit..............................      4,190       1,951        (1,000)         5,141
                                             --------      ------      --------       --------
Operating expenses:
  Sales and marketing.....................     11,547         452            --         11,999
  Product development.....................      1,468       1,068            --          2,536
  General and administrative..............      3,429         539            --          3,968
  Amortization of goodwill/intangibles....         --          --        52,242(a)      52,242
                                             --------      ------      --------       --------
          Total operating expenses........     16,444       2,059        52,242         70,745
                                             --------      ------      --------       --------
Loss from operations......................    (12,254)       (108)      (53,242)       (65,604)
Interest and other expense, net...........       (159)        (38)           --           (197)
                                             --------      ------      --------       --------
Loss before income tax benefit............    (12,413)       (146)      (53,242)       (65,801)
Income tax benefit........................         --          --           629(c)         629
                                             --------      ------      --------       --------
Net loss..................................   $(12,413)     $ (146)     $(52,613)      $(65,172)
                                             ========      ======      ========       ========
Basic and diluted loss per share..........   $  (1.38)                                $  (6.16)
                                             ========                                 ========
Shares used to compute basic and diluted
  loss per share..........................      9,000                     1,589(b)      10,589
                                             ========                  ========       ========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.
                                      F-44